Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-239632) and Form S-8 (File No. 333-228900) of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated September 23, 2020, relating to the financial statements of SunHydrogen, Inc. (the “Company”) for the year ended June 30, 2020, which appears in this Form 10-K.

/s/ M&K CPAS, PLLC

Houston, Texas

September 23, 2020